AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
                       ON OCTOBER 20, 1998
                       SUBJECT TO AMENDMENT

                                        REGISTRATION NO. 333-____
=================================================================

                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                         ---------------

                             FORM S-3
                      REGISTRATION STATEMENT
                               UNDER
                    THE SECURITIES ACT OF 1933

                         ---------------

             THE INTERPUBLIC GROUP OF COMPANIES, INC.
      (Exact name of registrant as specified in its charter)

                         ---------------

        Delaware                             13-1024020
    (State or other                       (I.R.S. Employer
     jurisdiction of                     Identification No.)
    incorporation or
      organization)

                   1271 Avenue of the Americas
                     New York, New York 10020
                           212-399-8000
       (Address, including zip code, and telephone number,
               including area code, of registrant's
                   principal executive offices)

               NICHOLAS J. CAMERA, VICE PRESIDENT,
                   GENERAL COUNSEL & SECRETARY
             THE INTERPUBLIC GROUP OF COMPANIES, INC.
                   1271 Avenue of the Americas
                     New York, New York 10020
                           212-399-8000
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                         ---------------

      The Commission is requested to mail signed copies of all orders, notices and communications to:

 Theodore H. Paraskevas, Esq.              Barry Fox, Esq.
    The Interpublic Group              Cleary, Gottlieb, Steen
      of Companies, Inc.                     & Hamilton
 1271 Avenue of the Americas              One Liberty Plaza
   New York, New York 10020           New York, New York 10006
         212-399-8000                       212-225-2000

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after this Registration Statement becomes effective.

                         ---------------

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this Form is a post-effective amendment filed pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                          ---------------

                 CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------

Title                         Proposed
of each                       maximum    Proposed      Amount
class of                      offering   maximum       of
securities       Amount       price      aggregate     regis-
to be            to be        per        offering      tration
registered       registered   share*     price*        fee
-----------------------------------------------------------------
Common Stock,    608,849      $50 1/4    $30,594,662   $9,026
par value        shares
$.10 per         (and an
share (and       equal
related Rights   number of
(the "Rights")   Rights)
to purchase
Series A
Cumulative
Participating
Preferred
Stock without
par value
issuable in
certain
circumstances
with the
shares of
Common Stock)
-----------------------------------------------------------------
* Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, and based on the average of the high and low prices of the Common Stock on the New York Stock Exchange on October 15, 1998.

                         ---------------

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its Effective Date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

=================================================================

+++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+ The information contained in this Prospectus is not complete + + and may be changed. We may not sell these secuities until the + + registration statement filed with the Securities and Exchange + + Commission or any applicable state securities commission is + + effective. This Prospectus is not an offer to sell these +
+ securities and is not soliciting an offer to buy these        +
+ securities in any state where the offer or sale is not        +
+ permitted.                                                    +
+++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

          Subject to Completion, Dated October 20, 1998

Prospectus


                        608,849 Shares

             THE INTERPUBLIC GROUP OF COMPANIES, INC.

                           Common Stock

                        -----------------

      This is a public offering of shares of Common Stock of the Interpublic Group of Companies, Inc. by the Selling Stockholders named in this Prospectus. The Selling Stockholders are offering 608,849 shares of Common Stock of Interpublic. Interpublic will not receive any of the proceeds from the offering.



      With each share being offered, there is one Right to purchase Series A Cumulative Participating Preferred Stock of
Interpublic. This Right is exercisable in certain circumstances arising from a hostile takeover attempt.



      The Common Stock is listed on the New York Stock Exchange under the symbol "IPG." On October 15, 1998, the last reported sale price of the Common Stock on the NYSE was $51 1/2 per share.



      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.




               Prospectus dated October     , 1998

                         TABLE OF CONTENTS

     Available Information................................2
     Incorporation of Certain Information by Reference....4
     The Company..........................................5
     Use of Proceeds......................................5
     Common Stock Price Range and Dividends...............6
     Selling Stockholders.................................7
     Plan of Distribution.................................9
     Legal Matters........................................9
     Experts..............................................10


                        -------------------

           As used in this Prospectus,

      (a) the "Common Stock" means the common stock of Interpublic, par value $.10 per share; references to the Common Stock will generally include the related
           Rights;

      (b)  the "Company" or "Interpublic" means the Interpublic
           Group of Companies, Inc., a Delaware corporation;

      (c)  the "NYSE" means the New York Stock Exchange;

      (d) the "Rights" means the rights to purchase Series A Cumulative Participating Preferred Stock of the Company, without par value, issuable in certain circumstances with the shares of Common Stock;

      (e) the "Securities Act" means the Securities Act of 1933, as amended; and

      (f) the "Selling Stockholders" are those persons identified in the table under the heading "Selling
           Stockholders" in this prospectus.



                      AVAILABLE INFORMATION

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange
Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange
Commission (the "Commission").

      The Company has filed with the Commission a registration statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement"), under the Securities Act for the registration of the Common Stock offered hereby. This prospectus constitutes a part of the Registration Statement and does not contain all the information set forth therein, certain parts of which have been omitted as permitted by the rules and regulations of the Commission. Any statements contained in this prospectus concerning the provisions of any contract or other document are not necessarily complete and, in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference. For further information regarding the Company and the securities offered hereby, you should refer to the Registration Statement.

      You can inspect and copy the Registration Statement, as well as the reports, proxy statements and other information filed by the Company with the Commission, at the public reference facilities maintained by the Commission at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices in Chicago, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and in New York, Seven World Trade Center, 13th Floor, New York, New York 10048. You can also obtain copies of this material from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. For information on the operation of the Public Reference Section, you may call the Commission at 1-800-SEC-0330. The Commission maintains a Web site (http://www.sec.gov) that contains reports, proxy statements and other information regarding registrants who file electronically with the Commission. In addition, you can inspect reports, proxy statements and other information concerning the Company at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

         INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

      The Company incorporates and makes part of this prospectus by reference the following documents, filed by the Company with the Commission pursuant to the Exchange Act, except as superseded or modified herein:

           1. The Company's Annual Report on Form 10-K for the year ended December 31, 1997;

           2. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998 and June 30, 1998;

           3. The Company's Current Reports on Form 8-K dated January 7, 1998, April 3, 1998, April 22, 1998, April 24,
      1998, May 4, 1998, May 11, 1998, May 14, 1998, May 29,
      1998, June 1, 1998, June 3, 1998, July 1, 1998, July 13,
      1998, July 24, 1998, July 27, 1998, August 5, 1998, August
      17, 1998 and September 4, 1998;

           4. The Company's Proxy Statement for the 1998 annual meeting of stockholders; and

           5. The description of the Common Stock contained in its registration statements on Form 8-A, dated June 29, 1971 and October 8, 1975, respectively, as amended on Forms 8, dated February 24, 1983, June 12, 1984, September 13, 1984, June 25, 1985, July 15, 1987 and May 19, 1988, and
      the description of the Rights currently traded with the Common Stock contained in the Company's registration statement on Form 8-A, dated August 1, 1989, and amended on Form 8, dated October 3, 1989, filed under Section 12 of the Exchange Act, including any subsequent amendments or reports filed for the purpose of updating such description.

      All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference into this prospectus and made a part hereof from the date of filing of such documents, except that the information required by Item 402 (i), (k) and (l) of Regulation S-K under the Securities Act and included in any such document is not incorporated herein. Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or therein or in a subsequently filed document, that also is or is deemed to be incorporated by reference herein or therein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

      The Company hereby undertakes to provide without charge to each person to whom a copy of this prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the documents which have been or may be incorporated by reference in this prospectus, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference in the documents. You should direct requests for such copies to Nicholas J. Camera, Esq., Vice President, General Counsel and Secretary, The Interpublic Group of Companies, Inc., 1271 Avenue of the Americas, New York, New York 10020 (telephone:(212)399-8000).

                           THE COMPANY

      The principal executive offices of the Company are located at 1271 Avenue of the Americas, New York, New York 10020
(telephone:(212)399-8000).



                         USE OF PROCEEDS

      The Company will not receive any of the proceeds from the sale of the Common Stock offered hereby. See "Selling
Stockholders."

              COMMON STOCK PRICE RANGE AND DIVIDENDS

      The Company's Common Stock is listed on the New York Stock Exchange under the symbol "IPG." The table below shows the range of reported last sale prices on the New York Stock Exchange Composite Tape for the Company's Common Stock for the periods indicated and the dividends paid per share on the Common Stock for such periods. Sales prices and per share amounts have been adjusted to reflect a three-for-two stock split paid in the form of a stock dividend on July 15, 1997.

                                                          Cash
                                         Common         Dividends
                                       Stock Price       Declared
                                     ---------------       Per
                                     High        Low      Share
                                     ----        ---      -----

 Year ended December 31, 1995
    First Quarter ............... $24 11/12   $21 7/12   $.093
    Second Quarter ..............        26     23 1/2    .103
    Third Quarter ...............    26 2/3         24    .103
    Fourth Quarter ..............  28 11/12   24 11/12    .103
 Year ended December 31, 1996
    First Quarter ...............    31 1/2     26 2/3    .103
    Second Quarter ..............    33 1/6    30 5/12    .113
    Third Quarter ...............    32 1/3     27 5/6    .113
    Fourth Quarter ..............    33 1/3    29 7/12    .113
 Year ended December 31, 1997
    First Quarter ...............   36 7/12     32 1/4    .113
    Second Quarter ..............   41 5/12    35 1/12    .130
    Third Quarter ...............   51 5/16     41 1/2    .130
    Fourth Quarter ..............   52 9/16     45 3/8    .130
Period ended October 15, 1998
    First Quarter ...............    62 5/8   47 11/16    .130
    Second Quarter ..............    64 1/2    55 5/16    .150
    Third Quarter ...............    64 7/8    52 3/16    .150
    Fourth Quarter (through
     October 15) ................    51 1/2         47       -

                       SELLING STOCKHOLDERS

      The following table sets forth certain information with respect to the Selling Stockholders, including:

      (i)  the name of each Selling Stockholder;

     (ii) the number of shares of Common Stock beneficially owned by such Selling Stockholder prior to the offering;

    (iii) the maximum number of shares of such Common Stock to be offered by such Selling Stockholder hereby; and

     (iv) the number of shares of Common Stock to be beneficially owned by such Selling Stockholder assuming all of the shares of such Selling Stockholder covered by this prospectus are distributed in the offering.

      No Selling Stockholder beneficially owns one percent (1%) or more of the Company's issued and outstanding Common Stock.

      Because the Selling Stockholders or their transferees may offer all, a portion or none of the Common Stock offered pursuant to this prospectus, no estimate can be given as to the amount of Common Stock that will be held by the Selling Stockholders upon termination of the offering. See "Plan of Distribution."

                                                         Number of Shares
                              Number of       Maximum    to be Beneficially
                              Shares          Number of  Owned after
                              Beneficially    Shares     Offering, Assuming
Name of Selling               Owned Prior to  to be      All Shares Offered
Stockholder(1)                the Offering    Offered    are Distributed
----------------------------  --------------  ---------  ------------------
Mary Louise Seilheimer .....    351,821       154,801       197,020
Diane Fentress(2) ..........    384,490       238,289       146,201
Rolf H. Towe ...............     83,484        40,000        43,484
Gregory & Hoenemeyer Inc. ..     36,000        36,000             0
W. Wallace McDowell, Jr. ...     33,529        16,765        16,764
William I. Morton ..........  1,009,384       100,000       909,384
Alexander Gordon Scott .....     22,993        11,497        11,496
Matthew John Hooper(3) .....     22,993        11,497        11,496
----------------------------  --------------  ---------  ------------------
Total                         1,944,694       608,849     1,335,845

(1) Each of the Selling Stockholders is a former shareholder or option holder of a company acquired by the Company, or the assignee of such a former shareholder or option holder.

(2) Includes 118,270 shares held by Diane Fentress' husband, Lee
    Fentress.

(3) Includes 6,898 shares held by Breams Trustees Limited, of which the beneficial owner is Matthew John Hooper, and 2,299 shares held by Robert Dolman and Caroline Bonebrake, of which the beneficial owner is Mr. Hooper's mother, Mrs. Hooper.

                       PLAN OF DISTRIBUTION

      The Company has not been advised by the Selling Stockholders as to any plan of distribution. Distribution of the Common Stock by the Selling Stockholders, or by pledgees, donees (including charitable organizations), transferees or other successors in interest, may be effected from time to time in one or more transactions (which may involve block transactions):

      (i) on the NYSE in transactions that may include special offerings and exchange distributions pursuant to and in accordance with the rules of such exchange,

     (ii)  in the over-the-counter market, or

    (iii) in transactions otherwise than on such exchange or in the over-the-counter market, or in a combination of any such transactions.

      Such transactions may be effected by the Selling Stockholders at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices. The Selling Stockholders may effect such transactions by selling the Common Stock to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts or commissions from the Selling Stockholders and may receive commissions from the purchasers of the Common Stock for whom they may act as agent. The Selling Stockholders may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act.

      The Company has agreed to bear certain expenses (excluding any underwriting fees, expenses, discounts or other costs payable to any underwriter, broker or dealer) in connection with the registration and sale of the Common Stock being offered by the Selling Stockholders, estimated to be approximately $33,026. The Company has agreed to indemnify the Selling Stockholders against certain liabilities, including certain liabilities under the Securities Act.

      The Selling Stockholders and any broker-dealers or agents that participate with the Selling Stockholders in the distribution of the Common Stock may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions received by them and any profit on the resale of any Common Stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

                           LEGAL MATTERS

      The validity of the Common Stock being offered hereby will be passed upon for the Company by Nicholas J. Camera, Esq., Vice
President, General Counsel and Secretary of the Company.

                             EXPERTS

      The consolidated financial statements of the Company and its subsidiaries incorporated in this prospectus by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1997 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

      The consolidated financial statements of the Company and its subsidiaries incorporated in this prospectus by reference to the Company's Current Report on Form 8-K dated July 1, 1998, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, and, insofar as it relates to the financial statements (not separately presented in the Company's Current Report on Form 8-K dated July 1, 1998) of Hill, Holliday, Connors, Cosmopulos, Inc., a wholly-owned subsidiary of the Company, for the year ended December 31, 1997, the report of Ernst & Young LLP, given on the authority of said firms as experts in accounting and auditing.

                             PART II

              INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      The estimated expenses of issuance and distribution, other than underwriting discounts and commissions, expected to be incurred by the Registrant are as follows:

        Filing fee of Securities and Exchange
          Commission relating to registration
          statement ................................   $ 9,026

        Fees and expenses of counsel for the
          Registrant, Cleary, Gottlieb, Steen
          & Hamilton ...............................    10,000

        Fee of accountants, Pricewaterhouse-
          Coopers LLP and Ernst &  Young LLP .......    14,000

        Miscellaneous ..............................         0
                                                       -------
        Total ......................................   $33,026
                                                       =======

  ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Section 145 of Title 8 of the General Corporation Law of the State of Delaware ("GCL") gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, provided that such director, officer, employee or agent acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, provided that such director, officer, employee or agent had no reasonable cause to believe his or her conduct was unlawful. The same Section also gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. Section 145 of the GCL further provides that, to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

      The Company's bylaws contain specific authority for indemnification by the Company of current and former directors, officers, employees or agents of the Company on terms that have been derived from Section 145 of Title 8 of the GCL.

      The Company maintains policies of insurance under which the Company and its directors and officers are insured, subject to specified exclusions and deductible and maximum amounts, against loss arising from any claim which may be made against the Company or any director or officer of the Company by reason of any breach of duty, neglect, error, misstatement, omission or act done or alleged to have been done while acting in their respective capabilities.

ITEM 16. EXHIBITS.


    Exhibit
    Number                     Description
    -------                    -----------
     4.1        The Certificate of Incorporation of The
                Interpublic Group of Companies, Inc.,
                incorporated by reference herein from Exhibit
                3(i) to Quarterly Report on Form 10-Q for the quarter ended June 30, 1997.

     4.2        By-laws of The Interpublic Group of Companies,
                Inc., incorporated by reference herein from
                Exhibit 4 to Annual Report on Form 10-K for the year ended December 31, 1990.

      5 Opinion of Nicholas J. Camera, Esq. as to the legality of the shares of Common Stock and Rights registered hereunder.

     23.1       Consent of PricewaterhouseCoopers LLP.

     23.2       Consent of Ernst & Young LLP.

     23.3       Consent of Nicholas J. Camera, Esq. (included in
                Exhibit Number 5).

      24        Power of Attorney (included in Part II of this
                Registration Statement).

ITEM 17. UNDERTAKINGS.

      (a)  The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement;

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this registration statement; and

   (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in paragraphs
(i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      (d) The undersigned registrant hereby undertakes that:

      (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was effective.

      (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be initial bona fide offering thereof.

                            SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, on the 20th day of October, 1998.

                        THE INTERPUBLIC GROUP OF COMPANIES, INC.
                        (Registrant)


                        By: /s/ Nicholas J. Camera
                           ---------------------------------
                            Nicholas J. Camera
                            Vice President, General Counsel
                            and Secretary

                        POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Philip H. Geier, Jr., Eugene P. Beard and Nicholas J. Camera, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                            TITLE                 DATE
---------                            -----                 ----

/s/ Philip H. Geier, Jr.  Chairman of the Board      October 20, 1998
-----------------------   and President (Principal
Philip H. Geier, Jr.      Executive Officer)

/s/ Eugene P. Beard       Vice Chairman - Finance    October 20, 1998
-----------------------   and Operations (Principal
Eugene P. Beard           Financial Officer and
                          Director)

/s/ Joseph M. Studley     Vice President and         October 20, 1998
-----------------------   Controller (Principal
Joseph M. Studley         Accounting Officer)

/s/ Frank J. Borelli      Director                   October 20, 1998
-----------------------
Frank J. Borelli

/s/ Reginald K. Brack     Director                   October 20, 1998
-----------------------
Reginald K. Brack

/s/ Jill M. Considine     Director                   October 20, 1998
-----------------------
Jill M. Considine

/s/ John J. Dooner, Jr.   Director                   October 20, 1998
-----------------------
John J. Dooner, Jr.

/s/ Frank B. Lowe         Director                   October 20, 1998
-----------------------
Frank B. Lowe

/s/ Leif H. Olsen         Director                   October 20, 1998
-----------------------
Leif H. Olsen

/s/ Martin F. Puris       Director                   October 20, 1998
-----------------------
Martin F. Puris

/s/ Allen Questrom        Director                   October 20, 1998
-----------------------
Allen Questrom

/s/ J. Phillip Samper     Director                   October 20, 1998
-----------------------
J. Phillip Samper

                           EXHIBIT INDEX

    Exhibit
    Number                     Description
    -------                    -----------
     4.1        The Certificate of Incorporation of The
                Interpublic Group of Companies, Inc.,
                incorporated by reference herein from Exhibit
                3(i) to Quarterly Report on Form 10-Q for the quarter ended June 30, 1997.

     4.2        By-laws of The Interpublic Group of Companies,
                Inc., incorporated by reference herein from
                Exhibit 4 to Annual Report on Form 10-K for the year ended December 31, 1990.

      5 Opinion of Nicholas J. Camera, Esq. as to the legality of the shares of Common Stock and Rights registered hereunder.

     23.1       Consent of PricewaterhouseCoopers LLP.

     23.2       Consent of Ernst & Young LLP.

     23.3       Consent of Nicholas J. Camera, Esq. (included in
                Exhibit Number 5).

      24        Power of Attorney (included in Part II of this
                Registration Statement).